UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2023

FIFTH WALL ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40415	98-1583957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1 Little West 12th Street, 4th Floor

New York, New York 10014

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 853-8878

6060 Center Drive, 10th Floor

Los Angeles, California 90045

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	FWAC	The Nasdaq Stock Market LLC

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On May 17, 2023, Fifth Wall Acquisition Corp. III (the “Company”) adopted (i) an amendment to its Amended and Restated Memorandum and Articles of Association (the “Articles”) to change the date by which the Company must consummate a business combination or, if it fails to complete such business combination by such date, cease all operations except for the purpose of winding up and, subject to and in accordance with the Articles, redeem all of the Company’s Class A ordinary shares, par value $0.0001 (“Class A ordinary shares”), sold in the Company’s initial public offering (such shares, the “Public Shares”), from May 27, 2023 to September 15, 2023 (the “Extension Amendment”) and (ii) an amendment to its Articles, to eliminate from the Articles the limitation that the Company shall not redeem the Public Shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation Amendment”). The Company’s shareholders approved the Extension Amendment and the Redemption Limitation Amendment at an extraordinary general meeting of shareholders of the Company (the “Extraordinary General Meeting”) on May 17, 2023. The foregoing description of the Extension Amendment and the Redemption Limitation Amendment is qualified in its entirety by the full text of the Amendment to the Articles, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2023, at the Extraordinary General Meeting, a total of 28,263,421 (or 80.10%) of the Company’s Class A ordinary shares and Class B ordinary shares, par value $0.0001, held of record as of April 24, 2023, the record date for the Extraordinary General Meeting, were present either in person, virtually or by proxy, which constituted a quorum. The Company’s shareholders voted on the following proposals at the Extraordinary General Meeting, each of which was approved. The final vote tabulation for each proposal is set forth below.

Proposal 1 - The Extension Proposal. To approve and adopt the amendment of the Articles to extend the date by which the Company must either (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, or (2) if it fails to complete such business combination by such date, cease all operations except for the purpose of winding up, and subject to and in accordance with the Articles, redeem all of the Public Shares, from May 27, 2023 (which is 24 months from the closing date of the Company’s initial public offering) to September 15, 2023.

For	Against	Abstained
28,034,598	228,823	0

Proposal 2 - The Redemption Limitation Amendment Proposal. To approve and adopt the amendment of the Articles to eliminate from the Articles the limitation that the Company shall not redeem Public Shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001.

For	Against	Abstained
28,034,598	228,823	0

As there were sufficient votes at the time of the Extraordinary General Meeting to approve each of the Extension Proposal and the Redemption Limitation Amendment Proposal, the “Adjournment Proposal”, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 1, 2023 and mailed to shareholders on or about May 3, 2023, was not presented to the Company’s shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of Fifth Wall Acquisition Corp. III.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2023

FIFTH WALL ACQUISITION CORP. III

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Chief Financial Officer